UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2008

Senesco Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 George Street, Suite 420, New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

(732) 296-8400

(Registrant’s telephone number,

including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01       Other Events.

On February 6, 2008, Senesco Technologies, Inc. (the “Company”) announced the results of preclinical animal studies focused on multiple myeloma that were conducted concurrently at Mayo Clinic and the University of Waterloo.  The goal of these studies, which utilized two different dosing regimens, was to further test the ability of Senesco’s Factor 5A technology to induce apoptosis in tumors.  Additionally, the studies evaluated the efficacy of nanoparticles as a vehicle for encapsulation and delivery of Factor 5A to tumors.

SCID (severe combined immunodeficiency) mice were injected subcutaneously with human multiple myeloma cancer cells to form myeloma tumors in their flanks.  Treated mice were injected intratumorally with Factor 5A therapy encapsulated in nanoparticles, while control mice received a nanoparticle without the Factor 5A therapy.  One of the dosing regimens showed evidence of significant tumor regression relative to the untreated control mice, while the other showed a diminished rate of tumor growth along with some regression.

The Company believes that the results of this study, together with the results of previous studies may be sufficient to plan the preclinical toxicology studies to support an Investigational New Drug Application at the Food and Drug Administration

On February 6, 2008, the Company issued a press release announcing the initiation of preclinical studies. A copy of this press release is furnished as Exhibit 99.1.

Item 9.01.      Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

99.1	Press Release of Senesco Technologies, Inc. dated February 6, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: February 6, 2008	By:	/s/ Bruce Galton
	Name:	Bruce Galton
	Title:	President and Chief Executive Officer